Exhibit 99.1

NEWS RELEASE

Marvell® Technology Group Ltd. Reports

Record Third Quarter Fiscal 2006 Results

Sunnyvale, CA. (November 17, 2005) – Marvell® Technology Group Ltd. (NASDAQ: MRVL), the leader in development of storage, communications, and consumer silicon solutions, today reported financial results for its third fiscal quarter ended October 29, 2005.

Net revenue for the third quarter of fiscal 2006 was a record $426.0 million, an increase of 34.1% over net revenue of $317.6 million for the third quarter of fiscal 2005 and a 9.1% sequential increase from net revenue of $390.5 million for the second quarter of fiscal 2006.  Net income under generally accepted accounting principles (GAAP) was $93.0 million, or $0.29 per share (diluted), for the third quarter of fiscal 2006, compared with a net income under GAAP of $43.6 million, or $0.15 per share (diluted), for the third quarter of fiscal 2005.

Net revenue for the nine months ended October 29, 2005 was $1,181.3 million, an increase of 33.6% over net revenue of $884.3 million for the nine months ended October 30, 2004. Net income under GAAP was $233.9 million, or $0.75 per share (diluted), for the nine months ended October 29, 2005, compared with a net income under GAAP of $86.7 million, or $0.29 per share (diluted), for the nine months ended October 30, 2004.

Marvell reports net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma.  Pro forma net income, where applicable, excludes the effect of amortization and write-off of acquired intangible assets and other and amortization of stock-based compensation.  Pro forma net income was $113.3 million, or $0.36 per share (diluted), for the third quarter of fiscal 2006, compared with pro forma net income of $66.6 million, or $0.22 per share (diluted), for the third quarter of fiscal 2005.  Shares used in computing net income per share for the third quarter of fiscal 2006 increased to 316.2 million, compared with 300.6 million for the third quarter of fiscal 2005.

Pro forma net income was $295.0 million, or $0.94 per share (diluted), for the nine months ended October 29, 2005, compared with pro forma net income of $175.4 million, or $0.59 per share (diluted), for the nine months ended October 30, 2004.  Shares used in computing pro forma net income per share for the nine months ended October 29, 2005 increased to 313.4 million, compared with 296.6 million for the nine months ended October 30, 2004.

These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.  A reconciliation of GAAP net income to pro forma net income is included in the financial statements portion of this release as well as on our website in the Investors section at www.marvell.com.

Marvell’s management believes the non-GAAP information is useful because it can enhance the understanding of the Company’s ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the Company’s operations.  Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the Company analyzes its operating results.

“Q3 was another excellent quarter for Marvell,” stated Dr. Sehat Sutardja, Marvell’s President and CEO. “We continue to experience strong growth and design activity for an increasing number of different consumer and enterprise applications.  The expanding breadth of our product portfolio as well as the growing diversity of our revenue streams allows us to build upon our consistently strong financial results.”

Revenue for the third quarter was a record for Marvell and represented the 32nd consecutive quarter for sequential revenue growth.  During the quarter Marvell continued to generate strong positive cash flows and reported its highest level of cash, cash equivalents and short-term investments with a balance of $914.9 million.  The following is a review of some of the recent highlights that occurred since last quarter’s earnings release:

•                  In October, Marvell further extended its consumer wireless local area networking (WLAN) technology leadership with the introduction of the world’s first WLAN chipset based on the new Enhanced Wireless Consortium’s (EWC) technology to accelerate the adoption of 802.11n.  As the first company with solutions supporting the EWC standard, Marvell is closely working with key customers to deliver consumer products based on this new high performance standard.  Building upon Marvell’s strong success in driving the adoption of its embedded consumer WLAN solutions into applications such as cell phones, game consoles, digital cameras, printers and PDAs, Marvell’s new 88W8360 802.11n family ties together all digital, consumer components by enabling consumers to enjoy new levels of wireless performance and coverage demanded by the next generation of integrated audio/video/data consumer appliances.

•                  Marvell announced the initial launch of the Discovery V, the industry’s most powerful system controller for Power Architecture™ technology-based microprocessors.  Discovery V sets new benchmarks for performance and integration by incorporating an innovative cross-bar architecture, support for advanced communications peripherals, and performance-tuned interfaces. The newest member of Marvell’s widely adopted Discovery family is optimized for a broad range of applications from sophisticated routers, switches and wireless base stations to high-volume storage and laser printer applications.

•                  The industry’s ongoing adoption of Gigabit technology continues to drive revenue growth for Marvell’s client and infrastructure Gigabit solutions.  During the quarter, Marvell experienced strong revenue growth from its Gigabit controllers for client applications as well as widespread adoption of the Marvell Total Solution™ which combines both production ready software and silicon across all segments of the infrastructure switching market ranging from highly sophisticated metro core systems to high volume small and medium business (SMB) equipment.

Marvell will be conducting a conference call today at 1:45 p.m. PST to discuss its third quarter financial results.  To listen to the conference call, investors can dial (706) 679-0800 approximately ten minutes prior to the initiation of the teleconference and refer to conference code 1861100.  Replay of the conference call will be available until November 24, 2005 at midnight PST by dialing (706) 645-9291.  The conference call will also be available via the web at www.marvell.com. Please visit the Investor Events section.  Replay on the Internet will be available until November 17, 2006.

The financial results included in this release are unaudited.

About Marvell

Marvell (NASDAQ: MRVL) is the leader in development of storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH.  MSI is headquartered in Sunnyvale, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.  These statements include those relating to continued growth and diversity of our revenue streams, continued growth and design activity for the enterprise and consumer applications, ongoing adoption of Gigabit technology and the anticipated features and benefits of our WLAN solutions.  Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements.  These statements are not guarantees of results and are subject to risks and uncertainties.  Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the timing, cost and successful completion of development and volume production, end-customer qualification and adoption, and the timing, pricing, rescheduling, or cancellation of orders.  For other factors that could cause Marvell’s results to vary from expectations, please see the sections titled “Additional Factors That May Affect Future Results” in Marvell’s annual report on Form 10-K for the fiscal year ended January 29, 2005.  We undertake no obligation to revise or update publicly any forward-looking statements.

Marvell® , Marvell Total Solution and the Marvell logo are trademarks of Marvell.  All other trademarks are the property of their respective owners.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
	2005	2004	2005	2004

Net revenue	$426,026	$317,583	$1,181,250	$884,314
Cost of goods sold	197,077	150,260	555,967	419,001
Gross profit	228,949	167,323	625,283	465,313
Operating expenses:
Research and development	77,689	66,378	222,751	193,686
Selling and marketing	21,634	19,381	63,898	57,966
General and administrative	9,029	9,330	24,107	23,829
Amortization of stock-based compensation	465	837	1,853	3,497
Amortization/write-off of acquired intangible assets and other	19,746	19,758	59,258	82,775
Facilities consolidation charge	—	2,414	—	2,414
Total operating expenses	128,563	118,098	371,867	364,167
Operating income	100,386	49,225	253,416	101,146
Interest and other income, net	5,244	1,770	13,240	5,058
Income before income taxes	105,630	50,995	266,656	106,204
Provision for income taxes	12,584	7,400	32,776	19,488
Net income	$93,046	$43,595	$233,880	$86,716

Basic net income per share	$0.33	$0.16	$0.83	$0.32
Diluted net income per share	$0.29	$0.15	$0.75	$0.29

Weighted average shares — basic	283,655	271,069	281,121	267,731
Weighted average shares — diluted	316,215	300,649	313,352	296,616

Marvell Technology Group Ltd.

Pro Forma Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
	2005	2004	2005	2004

Net revenue	$426,026	$317,583	$1,181,250	$884,314
Cost of goods sold	197,077	150,260	555,967	419,001
Gross profit	228,949	167,323	625,283	465,313
Operating expenses:
Research and development	77,689	66,378	222,751	193,686
Selling and marketing	21,634	19,381	63,898	57,966
General and administrative	9,029	9,330	24,107	23,829
Total operating expenses	108,352	95,089	310,756	275,481
Operating income	120,597	72,234	314,527	189,832
Interest and other income, net	5,244	1,770	13,240	5,058
Income before income taxes	125,841	74,004	327,767	194,890
Provision for income taxes	12,584	7,400	32,776	19,488
Pro forma net income	$113,257	$66,604	$294,991	$175,402

Basic pro forma net income per share	$0.40	$0.25	$1.05	$0.66
Diluted pro forma net income per share	$0.36	$0.22	$0.94	$0.59

Weighted average shares — basic	283,655	271,069	281,121	267,731
Weighted average shares — diluted	316,215	300,649	313,352	296,616

Reconciliation of GAAP net income to pro forma net income:
GAAP net income	$93,046	$43,595	$233,880	$86,716
Amortization of stock-based compensation	465	837	1,853	3,497
Amortization/write-off of acquired intangible assets and other	19,746	19,758	59,258	82,775
Facilities consolidation charge	—	2,414	—	2,414
Pro forma net income	$113,257	$66,604	$294,991	$175,402

The above pro forma statements of operations are for informational purposes only and are provided for understanding our operating results.  The pro forma statements of operations have not been prepared in accordance with GAAP, should not be considered a substitute for our historical financial information prepared in accordance with GAAP and may be different from pro forma measures used by other companies. The pro forma income has been derived by adjusting the net income under generally accepted accounting principles for the impact of non cash stock-based compensation charges, non-cash charges associated with purchase accounting and other write-off related expenses.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	October 29,	January 29,
	2005	2005
Assets
Current assets:
Cash, cash equivalents and short-term investments	$914,866	$660,014
Accounts receivable, net	253,337	200,954
Inventory, net	149,929	128,889
Prepaid expenses and other current assets	104,243	27,937
Total current assets	1,422,375	1,017,794
Property and equipment, net	222,315	161,770
Goodwill and acquired intangible assets	1,501,378	1,560,636
Other noncurrent assets	71,753	48,762
Total assets	$3,217,821	$2,788,962

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$190,169	$129,728
Accrued liabilities	58,321	52,740
Income taxes payable	3,198	3,195
Deferred income	25,792	15,938
Current portion of capital lease obligations	13,946	13,204
Total current liabilities	291,426	214,805
Capital lease obligations	18,314	11,590
Other long-term liabilities	109,586	65,137
Total liabilities	419,326	291,532

Shareholders’ equity:
Common stock	567	555
Additional paid-in capital	3,100,862	3,035,200
Deferred stock-based compensation	(1,489)	(3,400)
Accumulated other comprehensive loss	(2,207)	(1,807)
Accumulated deficit	(299,238)	(533,118)
Total shareholders’ equity	2,798,495	2,497,430
Total liabilities and shareholders’ equity	$3,217,821	$2,788,962